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                                                                   EXHIBIT 10.49

                                                                  EXECUTION COPY


                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

                                 by and between

                        FIDELITY NATIONAL FINANCIAL, INC.
                                 (as the Lender)


                                       and


                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
                                (as the Borrower)


                                   DATED AS OF

                               September 24, 2001



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                                                                  EXECUTION COPY


                                REVOLVING CREDIT
                                       AND
                               SECURITY AGREEMENT

        This REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of September 24, 2001 (this "Agreement"), is entered into by and between among FIDELITY NATIONAL INFORMATION SOLUTIONS, INC., a Delaware corporation (the "Borrower"), and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Lender").

                                    RECITALS

        WHEREAS, on September 24, 2001, the Lender acquired a majority interest in the Borrower (such transaction, the "Merger") pursuant to that certain Agreement and Plan of Reorganization and Merger, dated as of April 12, 2001 (the "Merger Agreement"), by and among the Lender, Chicago Title and Trust Company, an Illinois corporation and a wholly-owned subsidiary of the Lender, and the Borrower;

        WHEREAS, prior to the Merger, the Lender acquired 2,500 shares (the "Series F Shares") of the Borrower's Series F Preferred Stock from Finova Capital Corporation;

        WHEREAS, prior to the Merger, the Lender acquired that certain Amended and Restated Secured Convertible Note, dated May 3, 2000 (the "Moore Note"), issued by the Borrower and certain of its subsidiaries to Moore North America, Inc.;

        WHEREAS, concurrently with the execution of the Merger Agreement, the Lender and the Borrower executed that certain Loan Agreement, dated April 12, 2001 (the "Bridge Loan Agreement"), pursuant to which the Lender agreed to loan the Borrower up to $5,000,000, and the Borrower issued to the Lender a promissory note (the "Bridge Note") in the principal amount equal to $5,000,000;

        WHEREAS, upon the closing of the Merger, the Lender paid off all amounts owing by the Borrower to PNC Bank, National Association, and the Lender and the Borrower executed that certain Agreement Regarding PNC Debt, dated September 24, 2001, and the Borrower issued to the Lender a promissory note (the "PNC Pay-Off Note") in the principal amount of $7,543,484.83;

        WHEREAS, the Borrower has requested that the Lender make available Revolving Advances (as hereinafter defined), in an aggregate principal amount not to exceed $25,000,000 at any time outstanding, to allow the Borrower to redeem the Series F Shares, to pay off and cancel the Moore Note, the Bridge Note and the PNC Pay-Off Note, and to fund ongoing operations;

        WHEREAS, the Lender is willing to make such Revolving Advances available upon and subject to the terms and conditions hereinafter set forth;

        IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Borrower and the Lender hereby agree as follows:


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        I. DEFINITIONS.

               1.1 Accounting Terms. As used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

               1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

               "Additional Amounts" shall have the meaning set forth in Section 3.6(a).

               "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

               "Blocked Accounts" shall have the meaning set forth in Section 4.13(h).

               "Borrower" is defined in the Introduction hereto and shall extend to all permitted successors and assigns.

               "Borrower on a consolidated basis" shall mean the Borrower and all of its Subsidiaries, and, in connection with any accounting matters, shall mean the Borrower and all of its Subsidiaries on a consolidated basis in accordance with GAAP.

               "Borrower's Account" shall have the meaning set forth in Section 2.7.

               "Borrower Parties" means the Borrower and its Subsidiaries, including without limitation Vista Environmental Information, Inc., a Delaware corporation, E/Risk Information Services, a California corporation, GeoSure, Inc., a Delaware corporation, GeoSure, LP, a New York limited partnership, Ensite Corporation of Denver, a Colorado corporation, EcoSearch Acquisition, Inc., a Delaware corporation, EcoSearch Environmental Resources, Inc., an Indiana corporation, NRC Acquisition, L.L.C., a New York limited liability company, NRC Insurance Services, Inc., a North Carolina corporation, Vista DMS, Inc., a Delaware corporation, and VISTAinfo Canada, Inc., an Ontario corporation.

               "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in San Francisco, California.

               "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or



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other authority, domestic or foreign (including, without limitation, the Pension
Benefit Guaranty Corporation or any environmental agency or superfund), upon the Borrower or any of its Affiliates.

               "Closing Date" shall mean September 24, 2001, or such other date as may be agreed to by the parties hereto.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

               "Collateral" shall mean and include

               (a)    all Receivables;

               (b)    all Investment Property;

               (c) all of each Borrower Party's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by customers, relating to or securing any of the Receivables; (ii) all of each Borrower Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
                      (iii) all additional amounts due to any Borrower Party from any customer relating to the Receivables; (iv) all of each Borrower Party's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts and money; and (v) if and when obtained by any Borrower Party, all real and personal property of third parties in which such Borrower Party has been granted a lien or security interest as security for the payment or enforcement of Receivables;

               (d) all of each Borrower Party's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower Party or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), or (c) of this paragraph; and;

               (e) all proceeds and products of (a), (b), (c), and (d) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds. Notwithstanding the foregoing, Collateral shall not include (a) the last day of the term of any lease of any Borrower Party located in Canada (but upon the enforcement of the Lender's rights hereunder, the Lender shall stand possessed of such last day in trust to assign the same to any Person acquiring such term) or (b) any consumer goods (as defined in the PPSA.)

               "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or



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foreign, necessary to carry on the Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

               "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

               "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

               "Depository Accounts" shall have the meaning set forth in Section 4.13(h) hereof.

               "Dollar" and the sign "$" shall mean lawful money of the United States of America.

               "Event of Default" shall mean the occurrence of any of the events set forth in Article IX hereof.

               "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

               "Governmental Body" shall mean any nation or government, any state, province or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

               "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

               "Interest Rate" shall mean the Prime Rate plus two percent
(2.0%).

               "Lender" is defined in the Introduction and shall include each Person which becomes a transferee, successor or assign of any Lender.

               "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code, Personal Property Security Legislation or comparable law of any jurisdiction.

               "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) the Borrower's




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ability to pay the Obligations in accordance with the terms thereof, or (c) the practical realization of the benefits of the Lender's rights and remedies under this Agreement and the Other Documents.

               "Maximum Revolving Advance Amount" shall mean $25,000,000.

               "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower Parties to the Lender or to any other direct or indirect subsidiary or affiliate of the Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of the Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between the Lender and the Borrower Parties and any amendments, extensions, renewals or increases and all costs and expenses of the Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of the Borrower Parties to the Lender to perform acts or refrain from taking any action.

               "Other Documents" shall mean the Revolving Credit Note and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by the Borrower or the other Borrower Parties and/or delivered to the Lender in respect of the transactions contemplated by this Agreement.

               "Payment Office" shall mean such office of the Lender which it may designate by notice to the Borrower to be the Payment Office.

               "Permitted Encumbrances" shall mean (a) Liens in favor of the Lender; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of the Lender or the value of the assets in which the Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed to the Lender in writing prior to the date hereof; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal



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bonds and other obligations of like nature arising in the ordinary course of the
Borrower Parties' business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of the Borrower Parties' business with respect to obligations which are not due or which are being contested in good faith by the Borrower;
and (g) other Liens incidental to the conduct of the Borrower Parties' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of Borrower's property or assets or which do not materially impair the use thereof in the operation of the Borrower Parties business.

               "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or Government Body.

               "Personal Property Security Legislation" shall mean any applicable personal property security legislation as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations thereunder or related thereto.

               "PPSA" shall mean the Personal Property Security Act (Ontario) as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations thereunder or related thereto. Reference to sections of the PPSA shall be construed to also refer to any successor sections.

               "Prime Rate" shall mean the prime rate as reported by The Wall Street Journal from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

               "Quarterly Advances" shall have the meaning set forth in Section
3.1 hereof.

               "Receivables" shall mean and include, as to the Borrower Parties, all of the Borrower Parties' accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower Party arising out of or in connection with the sale or lease of inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Lender hereunder.

               "Receiver" shall have the meaning set forth in Section 10.1.

               "Revolving Advances" has the meaning set forth in Section 2.1.

               "Revolving Credit Note" shall mean the promissory note attached hereto as Exhibit A.

               "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the



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directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

               "Taxes" shall mean all taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Body (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges (excluding taxes imposed on the net income or capital of the Lender); excluding, however, the following: taxes imposed on the net income or capital of the Lender by the jurisdiction under the laws of which the Lender is organized or is resident or carrying on business or any political subdivision thereof and taxes imposed on its net income or capital by the jurisdiction the Lender's applicable lending office or any political subdivision thereof

               "Term" shall have the meaning set forth in Section 12.1 hereof.

               1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as in effect from time to time in the State of California shall have the meaning given therein unless otherwise defined herein.

               1.4 Certain Matters of Construction. In this Agreement and in the Other Documents, unless otherwise indicated, (a) the term "or" shall not be exclusive, (b) the term "including" shall mean "including, but not limited to," and (c) the terms "below," "above," "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to the subject document as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which the Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

        II. REVOLVING ADVANCES, PAYMENTS.

               2.1 Revolving Advances. Subject to the terms and conditions set forth in this Agreement, the Lender will make advances to the Borrower (each a "Revolving Advance") in an aggregate principal amount for all such Revolving Advances outstanding at any time not to exceed the Maximum Revolving Advance Amount.

               2.2 Procedure for Borrowing Revolving Advances. The Borrower may notify the Lender prior to 3:00 p.m. (California time) one Business Day in advance of the requested date of the Revolving Advance of Borrower's request to incur, on such day, a Revolving Advance hereunder. A form of request for the initial Revolving Advance hereunder is attached hereto as Exhibit B. Should any amount required to be paid as interest hereunder, or as fees or other charges under this



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Agreement or any other agreement with the Lender, or with respect to any other
Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with the Lender, and such request shall be irrevocable.

               2.3 Disbursement of Revolving Advance Proceeds. All Revolving Advances shall be disbursed from whichever office or other place the Lender may designate from time to time and, together with any and all other Obligations of the Borrower to the Lender, shall be charged to Borrowers' Account on the Lender's books. During the Term, the Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by the Borrower or deemed to have been requested by the Borrower under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent the Lender makes such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to the Borrower's operating account with the Lender, in immediately available funds or, with respect to Revolving Advances deemed to have been requested by the Borrower, be disbursed to the Lender to be applied to the outstanding Obligations giving rise to such deemed request.

               2.4 Maximum Revolving Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the Maximum Revolving Advance Amount.

               2.5 Repayment of Revolving Advances.

                       (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                       (b) The Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment may not be collectible by the Lender on the date received. In consideration of the Lender's agreement to conditionally credit Borrower's Account as of the Business Day on which the Lender receives those items of payment, the Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by the Lender on account of the Obligations one (1) Business Day after the Business Day the Lender receives such payments via wire transfer or electronic depository check. The Lender is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to the Lender and the Lender may charge Borrower's Account for the amount of any item of payment which is returned to the Lender unpaid.

                       (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to the Lender at the Payment Office not later than 1:00 P.M. (California time) on the due date therefor in lawful money of the United States of America in funds immediately available to the Lender. The Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Revolving Advances as provided in
Section 2.2 hereof.

                       (d) The Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.



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               2.6 Repayment of Excess Revolving Advances. The aggregate balance of Revolving Advances outstanding at any time in excess of the maximum amount of Revolving Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

               2.7 Statement of Account. The Lender shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of the Borrower in which shall be recorded the date and amount of each Revolving Advance made by the Lender and the date and amount of each payment in respect thereof; provided, however, the failure by the Lender to record the date and amount of any Revolving Advance shall not adversely affect the Lender. Each fiscal quarter, the Lender shall send to the Borrower a statement showing the accounting for the Revolving Advances made, payments made or credited in respect thereof, and other transactions between the Lender and the Borrower during such month. The monthly statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between the Lender and the Borrower unless the Lender receives a written statement of the Borrower's specific exceptions thereto within thirty (30) days after such statement is received by the Borrower. The records of the Lender with respect to the loan account shall be conclusive evidence, absent manifest error, of the amounts of Revolving Advances and other charges thereto and of payments applicable thereto.

               2.8 Additional Payments. Any sums expended by the Lender due to the Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

               2.9 Manner of Payment. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to the Lender at the Payment Office, in each case on or prior to 1:00 p.m., California time, in Dollars and in immediately available funds.

               2.10 Use of Proceeds. The Borrower shall apply the proceeds of Revolving Advances to (i) redeem the Series F Shares held by Lender; (ii) repay and cancel the Moore Note, the Bridge Note and the PNC Pay-Off Note, (iii) pay fees and expenses relating to this transaction, and (iv) to provide for its working capital needs.

        III. INTEREST AND FEES.

               3.1 Interest. Interest on Revolving Advances shall be payable in arrears on each March 31, June 30, September 30 and December 31 while any of the Obligations are outstanding. Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding during the quarter (the "Quarterly Advances") at a rate per annum equal to the Interest Rate. Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Interest Rate plus two percent (2%) per annum (the "Default Rate").



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               3.2 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Interest Rate during such extension.

               3.3 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

               3.4 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any financial, monetary or other authority, shall:

                       (a) subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income the Lender by the jurisdiction in which it maintains its principal office); or

                       (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Revolving Advances hereunder by an amount that the Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Revolving Advances by an amount that the Lender deems to be material, then, in any case the Borrower shall promptly pay the Lender, upon its demand, such additional amount as will compensate the Lender for such additional cost or such reduction, as the case may be. The Lender shall certify the amount of such additional cost or reduced amount to the Borrower, and such certification shall be conclusive absent manifest error.

               3.5 Capital Adequacy.

                       (a) In the event that the Lender shall have determined that any applicable law, rule, treaty, regulation or guideline regarding capital adequacy, reserve requirements or any change therein, or any change in the interpretation or administration thereof by any Governmental Body charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Borrower shall pay upon demand to the Lender such additional amount or amounts as will compensate the Lender for such reduction. In determining such amount or amounts, the Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to the Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                       (b) A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender with respect to clause
(a) above when delivered to the Borrower shall be conclusive absent manifest error.

               3.6 Taxes.

                       (a) Any and all payments or reimbursements made by the Borrower hereunder shall be made free and clear of and without deduction for any and all present and future Taxes. If the Borrower shall be required by law or by the interpretation or administration thereof to deduct or withhold any such Taxes from or in respect of any sum payable hereunder or under this Agreement or any Other Document to the Lender, then the Borrower will pay such additional amounts ("Additional Amounts") as may be necessary so that every net payment under this Agreement (including Additional Amounts) after withholding or deduction for or on account of such Taxes will not be less than the amount the Lender would have received if such Taxes had not been withheld or deducted . The Borrower will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Borrower will furnish to the Lender, within 15 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold the Lender harmless against and upon written request shall reimburse the Lender for the amount of (i) any Taxes levied or imposed and paid by the Lender as a result of payments in respect of any Revolving Advances (including any such Taxes imposed with respect to such reimbursement) and (ii) any liability (including penalties, interest and expenses) arising from or with respect to such Taxes described above.

                       (b) In the event that, after the date hereof, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by the Lender with any request or directive (whether or not having the force of law) from any Governmental Body does or shall subject the Lender to any tax of any kind whatsoever or causes the withdrawal or termination of a previously granted tax exemption with respect to this Agreement, the Other Documents or any Revolving Advances made, or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes or capital taxes, or franchise taxes imposed in lieu of net income taxes or capital taxes, or changes in the rate of tax on the overall net income or capital of the Lender) and the result of any of the foregoing is to increase the cost to the Lender of making or continuing any Revolving Advances hereunder, as the case may be, or to reduce any amount receivable hereunder; then, in any such case, the Borrower shall promptly pay to the Lender, upon its demand, any additional amounts necessary to compensate the Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by the Lender with respect to this Agreement or the Other Documents. If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which the Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

                       (c) Without prejudice to the survival of any other provision of this Agreement or the Other Documents, the agreements and obligations of the Borrower contained in this Section shall survive the Termination Date.

               IV. SECURITY AGREEMENT.

               4.1 Security Interest in the Collateral. To secure the prompt payment and performance to the Lender of the Obligations, the Borrower hereby assigns, pledges and grants to the Lender for its benefit a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Lender's security interest and shall cause its financial statements to reflect such security interest.

               4.2 Perfection of Security Interest. The Borrower shall take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Lender's security interest in the Collateral or to enable the Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking, in such manner as the Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (ii) entering into warehousing, lockbox and other custodial arrangements satisfactory to the Lender, and (iii) executing and delivering financing statements, instruments of pledge, mortgages, hypothecs notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Lender's security interest under the Uniform Commercial Code, Personal Property Security Legislation or other applicable law. The Lender is hereby authorized to file financing statements without the signature of Borrower in accordance with the Uniform Commercial Code or any other Personal Property Security Legislation. All charges, expenses and fees the Lender may incur in doing any of the foregoing, and any taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations, or, at the Lender's option, shall be paid to the Lender immediately upon demand.

               4.3 Preservation of Collateral. During the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in
Section 10.1 hereof, the Lender may at any time take such steps as the Lender deems necessary to protect its interest in and to preserve the Collateral and shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. The Borrower shall cooperate fully with all of the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may direct. All of the Lender's expenses of preserving the Collateral shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

               4.4 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to the Lender's security interest: (a) the Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to the Lender; (b) each document and agreement executed by the Borrower or delivered to the Lender in connection with this Agreement shall be true and correct in all respects; and (c) all signatures and endorsements of the Borrower that appear on such documents and agreements shall be genuine and the Borrower shall have full capacity to execute same.

               4.5 Defense of Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, the Lender's interests in the Collateral shall continue in full force and effect. During such period the Borrower shall not, without the Lender's prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, any part of the Collateral. The Borrower shall defend the Lender's interests in the Collateral against any and all Persons whatsoever. At any time during the continuance of an Event of Default, the Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation, labels, stationery, documents, instruments and advertising materials. If the Lender exercises this right to take possession of the Collateral, the Borrower shall, upon demand, assemble it in the best manner possible and make it available to the Lender at a place reasonably convenient to the Lender. In addition, with respect to all Collateral, the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. The Borrower shall, and the Lender may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, documents or instruments in which the Lender holds a security interest to deliver same to the Lender and/or subject to the Lender's order and if they shall come into any Borrower Party's possession, they, and each of them, shall be held by such Borrower Party in trust as the Lender's trustee, and such Borrower Party will immediately deliver them to the Lender in their original form together with any necessary endorsement.

               4.6 Books and Records. The Borrower shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs, and set up on its books accruals with respect to all taxes, assessments, charges, levies and claims. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Borrower.

               4.7 Financial Disclosure. The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower at any time during the Term to exhibit and deliver to the Lender copies of any of the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to the Lender any information such accountants may have concerning the Borrower's financial status and business operations. The Borrower hereby authorizes all federal, state, provincial and municipal authorities to furnish to the Lender copies of reports or examinations relating to the Borrower, whether made by the Borrower or otherwise; however, the Lender will attempt to obtain such information or materials directly from the Borrower prior to obtaining such information or materials from such accountants or such authorities.

               4.8 Compliance with Laws. The Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on the Borrower. The Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of the Lender to protect the Lender's

Lien on or security interest in the Collateral. The assets of the Borrower Parties at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of the Borrower Parties so that such insurance shall remain in full force and effect.

               4.9 Inspection of Premises. At all reasonable times the Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of the Borrower's business. The Lender and its agents may enter upon any of the Borrower Parties' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower Party's business.

               4.10 Insurance. The Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At the Borrower's own cost and expense in amounts and with carriers acceptable to the Lender, the Borrower shall (a) keep all its insurable properties and properties in which each Borrower Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower Party's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower Party is engaged in business; (e) furnish the Lender (i) with copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) if requested by the Lender, appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to the Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to the Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by the Lender and the applicable Borrower Party to make payment for such loss to the Lender and not to such Borrower Party. If any insurance losses are paid by check, draft or other instrument payable to any Borrower Party and the Lender jointly, the Lender may endorse such Borrower Party's name thereon and do such other things as the Lender may deem advisable to reduce the same to cash. The Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above. All loss recoveries received by the Lender upon any such insurance may be applied to the Obligations, in such order as the Lender in its sole discretion shall determine. Any surplus shall be paid by the Lender to the Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Borrower to the Lender upon demand.

               4.11 Failure to Pay Insurance. If the Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, the Lender may, if it so elects, obtain such insurance and pay the premium therefor on behalf of the Borrower, and charge Borrower's Account therefor as a Revolving Advance and such expenses so paid shall be part of the Obligations.

               4.12 Payment of Taxes. The Borrower will pay, when due, (or, if contested as set forth below, provide for payment of) all Taxes, assessments and other Charges lawfully levied or assessed upon the Borrower Parties or any of the Collateral. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between the Borrower and the Lender and the Lender may be required to withhold or pay, or if any Taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in the Lender's opinion, may possibly create a valid Lien on the Collateral, the Lender may, without notice to the Borrower, pay the Taxes, assessments or other Charges and the Borrower hereby indemnifies and holds the Lender harmless in respect thereof. The Lender will not pay any taxes, assessments or Charges to the extent that the Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Lender to protect the Lender's security interest in or Lien on the Collateral. The amount of any payment by the Lender under this Section shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until the Borrower shall furnish the Lender with an indemnity therefor (or supply the Lender with evidence satisfactory to the Lender that due provision for the payment thereof has been made), the Lender may hold without interest any balance standing to the Borrower's credit and the Lender shall retain its security interest in any and all Collateral held by the Lender.

               4.13 Receivables.

                       (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms, or work, labor or services theretofore rendered by a Borrower Party as of the date each Receivable is created. Same shall be due and owing in accordance with the Borrower's standard terms of sale.

                       (b) Solvency of Customers. Each customer, to the best of the Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the customer is obligated in full when due or, with respect to such customers of any Borrower Party who are not solvent, the Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                       (c) Locations of Borrower. The Borrower's principal executive office is located at 4050 Calle Real, Santa Barbara, California. Until written notice is given to the Lender by the Borrower of any other office at which any Borrower Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                       (d) Collection of Receivables. Until the Borrower's authority to do so is terminated by the Lender (which notice the Lender may give at any time following the occurrence of an Event of Default or a Default or when the Lender in its sole discretion deems it to be in Lenders' best interest to do so), each Borrower Party will, at the Borrower's sole cost and expense, but on the Lender's behalf and for the Lender's account, collect as the Lender's property and in trust for the Lender all amounts received on Receivables, and shall not commingle such collections with any Borrower Party's funds or use the same except to pay Obligations. Each Borrower Party shall deliver to the Lender, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                       (e) Notification of Assignment of Receivables. At any time, the Lender shall have the right to send notice of the assignment of, and the Lender's security interest in, the Receivables to any and all customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, the Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. The Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

                       (f) Power of Lender to Act on Borrower's Behalf. The Lender shall have the right to receive, endorse, assign and/or deliver in the name of the Lender or any Borrower Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower, on behalf of the Borrower Parties, hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. The Borrower hereby constitutes the Lender or its designee as the Borrower Parties' attorney with power (i) to endorse any Borrower Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign any Borrower Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any customer; (iv) to sign any Borrower Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Lender to preserve, protect, or perfect the Lender's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of the Borrower Parties' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign any Borrower Party's name on a proof of claim in bankruptcy or similar document against any customer; (xi) to prepare, file and sign any Borrower Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Lender shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower Party to such address as the Lender may designate and to receive, open and dispose of all mail addressed to any Borrower Party.

                       (g) No Liability. The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or

Default, the Lender may, without notice or consent from any Borrower Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Lender is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower Party, all without discharging or in any way affecting the Borrower's liability hereunder.

                       (h) Establishment of a Lockbox Account. All proceeds of Collateral shall, at the direction of the Lender, be deposited by the Borrower Parties into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as the Lender may require pursuant to an arrangement with such bank as may be selected by the Lender. The Borrower shall issue to any such bank a letter of instruction (which shall be irrevocable during the Term) directing said bank to transfer such funds so deposited to the Lender, either to any account maintained by the Lender at said bank or by wire transfer to appropriate account(s) of the Lender. All funds deposited in such Blocked Account shall immediately become the property of the Lender and the Borrower shall obtain an agreement by such bank to take direction with respect to the Blocked Account from the Lender only following the occurrence and continuance of an Event of Default (such occurrence to be established solely by written assertion thereof by the Lender) and to waive any offset rights against the funds so deposited. The Lender assumes no responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, the Lender may establish depository accounts ("Depository Accounts") in the name of the Lender at a bank or banks for the deposit of such funds and the Borrower Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts in lieu of depositing same to the Blocked Accounts.

                       (i) Adjustments. No Borrower Party will, without the Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower Party.

               4.14 Exculpation of Liability. Nothing herein contained shall be construed to constitute the Lender as any Borrower Party's agent for any purpose whatsoever, nor shall the Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender, whether by anything herein or in any assignment or otherwise, shall not assume any of the Borrower Parties' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by any Borrower Party of any of the terms and conditions thereof.

        V. REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants as follows:

               5.1 Authority. The Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Borrower's by-laws, certificate of incorporation or other applicable documents relating to the Borrower's formation or to the conduct of the Borrower's business or of any material agreement or undertaking to which the Borrower is a party or by which the Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien upon any asset of the Borrower Parties under the provisions of any agreement, charter document, constating documents, instrument, by-law, or other instrument to which any Borrower Party is a party or by which it or its property may be bound.

               5.2 Survival of Representations and Warranties. All representations and warranties of the Borrower contained in this Agreement and the Other Documents shall be true at the time of the Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

               5.3 Disclosure. No representation or warranty made by the Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower or which reasonably should be known by the Borrower which the Borrower has not disclosed to the Lender in writing which could reasonably be expected to have a Material Adverse Effect on any Borrower Party.

        VI. COVENANTS.

               6.1 Affirmative Covenants. The Borrower shall, until payment in full of the Obligations and termination of this Agreement:

                       (a) Payment of Fees. Pay to the Lender on demand all usual and customary fees and expenses which the Lender incurs in connection with
(a) the forwarding of Revolving Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in
Section 4.13(h). The Lender may, without making demand, charge Borrower's Account for all such fees and expenses.

                       (b) Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on the Borrower; and
(c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States and Canada or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on the Borrower.

                       (c) Violations. Promptly notify the Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect on the Borrower.

                       (d) Government Receivables. Take all steps necessary to protect the Lender's interest in the Collateral under the Federal Assignment of Claims Act, Financial Administration Act (Canada) or other applicable state, provincial or local statutes or ordinances and deliver to the Lender, appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower Party and the United States or Canada, any state, province or any department, agency or instrumentality of any of them.

                       (e) Execution of Supplemental Instruments. Execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may request, in order that the full intent of this Agreement may be carried into effect.

               6.2 Negative Covenants.

                       (a) Liens. The Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement, create or suffer to exist any Lien or transfer upon or against any of the Collateral, whether now owned or hereafter acquired, except Permitted Encumbrances.

                       (b) Indebtedness. The Borrower shall not incur any Indebtedness (other than unsecured Indebtedness incurred in the ordinary course of business and Indebtedness secured by Permitted Encumbrances) without the Lender's prior written consent, which consent may be given or withheld at the Lender's sole discretion and which may be conditioned upon extending to the Lender additional security for the Obligations.

        VII. CONDITIONS PRECEDENT.

               7.1 Conditions to Initial Revolving Advances. The agreement of the Lender to make the initial Revolving Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by the Lender, immediately prior to or concurrently with the making of such Revolving Advances, of the following conditions precedent:

                       (a) Revolving Credit Note. The Lender shall have received the Revolving Credit Note duly executed and delivered by an authorized officer of the Borrower;

                       (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code or Personal Property Security Legislation financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be executed and delivered, filed, registered or recorded in order to create, in favor of the Lender, a perfected security interest in or Lien upon the Collateral shall have been executed and delivered, properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                       (c) Corporate Proceedings of Borrower. The Lender shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lender, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, and the Other Documents and (ii) the granting by the Borrower of the security interests in and Liens upon the Collateral contemplated hereunder, in each case certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                       (d) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower Party or against the officers or directors of any Borrower Party (A) in connection with this Agreement or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Lender, is deemed material or (B) which could, in the reasonable opinion of the Lender, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower Party or the conduct of its business or inconsistent with the due consummation of the transactions contemplated hereby shall have been issued by any Governmental Body;

                       (e) Payment Instructions. The Lender shall have received written instructions from the Borrower in the form attached hereto as Exhibit B directing the application of proceeds of the initial Revolving Advances made pursuant to this Agreement, and such instructions shall arrange for, to the Lender's satisfaction, the redemption of the Series F Shares and the repayment and cancellation of the Moore Note, the Bridge Note and the PNC Pay-Off Note;

                       (f) Blocked Accounts. The Lender shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to the Lender for the collection or servicing of the Receivables and proceeds of the Collateral;

                       (g) Consents. The Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and such Consents and waivers of such third parties as might assert claims with respect to the Collateral as the Lender shall deem necessary; and

                       (h) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Lender.

               7.2 Conditions to Each Revolving Advance. The agreement of the Lender to make any Revolving Advance requested to be made on any date (including, without limitation, the initial Revolving Advance), is subject to the satisfaction of the following conditions precedent as of the date such Revolving Advance is made:

               (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

               (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Revolving Advances requested to be made, on such date; provided, however that the Lender, in its sole discretion, may continue to make Revolving Advances notwithstanding the existence of an Event of Default or Default and that any Revolving Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

               (c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the Maximum Revolving Advance Amount.

Each request for a Revolving Advance by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Revolving Advance that the conditions contained in this subsection shall have been satisfied.

        VIII. INFORMATION AS TO BORROWER.

        The Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

               8.1 Disclosure of Material Matters. Immediately upon learning thereof, report to the Borrower all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower Party's reclamation or repossession of, or the return to any Borrower Party of, a material amount of goods or claims or disputes asserted by any customer or other obligor.

               8.2 Schedules. Borrower will deliver to the Lender at such intervals as the Lender may require: (i) accounts receivable agings, (ii) copies of customer invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as the Lender may require including, without limitation, trial balances and test verifications. The Lender shall have the right to confirm and verify all Receivables by any reasonable manner and through any reasonable medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to the Lender and executed by the Borrower and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral, and the Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's Lien with respect to the Collateral.

               8.3 Material Occurrences. Promptly notify the Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to the Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of the Borrower as of the date of such statements; (c) each and every default by any Borrower Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (d) any other development in the business or affairs of any Borrower Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action the Borrower propose to take with respect thereto.

               8.4 Government Receivables. Notify the Lender immediately if any of its Receivables arise out of contracts between any Borrower and the United States or Canada, any state, or any department, agency or instrumentality of any of them which notification may be made in the weekly reports required under
Section 8.2.

               8.5 Reports. Furnish the Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as the Borrower shall send to its stockholders.

               8.6 Additional Information. Furnish the Lender with such additional information as the Lender shall reasonably request in order to enable the Lender to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by the Borrower.

               8.7 Additional Documents. Execute and deliver to the Lender, upon request, such documents and agreements as the Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

        IX. EVENTS OF DEFAULT.

        The occurrence of any one or more of the following events shall constitute an "Event of Default":

               9.1 failure by the Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

               9.2 any representation or warranty made or deemed made by the Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

               9.3 failure by the Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

               9.4 the Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, receiver-manager, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state, provincial or federal bankruptcy, insolvency, reorganization or other similar law of any jurisdiction (or any readjustment of debt, arrangement, moratorium, dissolution or liquidation law or statute) (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing;

               9.5 the Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

               9.6 any change in the Borrower's condition or affairs (financial or otherwise) which in the Lender's opinion has a Material Adverse Effect;

               9.7 any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; or

               9.8 any material provision of this Agreement or any of the Other Agreements shall, for any reason, cease to be valid and binding on the Borrower, or the Borrower shall so claim in writing to the Lender.

        X. LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

               10.1 Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 9.4, all Obligations shall be immediately due and payable and this Agreement and the obligation of the Lender to make Revolving Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of the Lender, all Obligations shall be immediately due and payable and the Lender shall have the right to terminate this Agreement and to terminate its obligation to make Revolving Advances; and (iii) a filing of a petition against any Borrower Party in any involuntary case under any state, provincial or federal bankruptcy laws, the obligation of the Lender to make Revolving Advances hereunder shall be terminated, other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower Party. Upon the occurrence of any Event of Default, the Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code, any Personal Property Security Legislation and at law or equity generally (all without notice to or consent by the Borrower except as such notice or consent as expressly provided for hereunder or required by applicable law), including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. The Lender may enter any of any Borrower Party's premises or other premises without legal process and without incurring liability to any Borrower Party therefor, and the Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Lender may deem advisable and the Lender may require the Borrower to make the Collateral available to the Lender at a convenient place. With or without having the Collateral at the time or place of sale, the Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale, the Lender may bid for and become the purchaser, and the Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by the Borrower. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, the Borrower shall remain liable to the Lender therefor.

During the continuance of an Event of Default, the Lender may appoint, remove and reappoint any person or persons, including any employee or agent of the Lender to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of the Borrower and not of the Lender, and the Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, its employees or agents. Except as otherwise directed by the Lender, all money received by such Receiver shall be received in trust for and paid to the Lender. Such Receiver shall have all of the powers and rights of the Lender described in this Section. The Lender may, either directly or through its agents or nominees, exercise any or all powers and right of a Receiver.

               10.2 Lender's Discretion. The Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Lender's rights hereunder.

               10.3 Setoff. In addition to any other rights which the Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, the Lender shall have a right to apply any Borrower Party's property held by the Lender to reduce the Obligations.

               10.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

        XI. WAIVERS AND JUDICIAL PROCEEDINGS.

               11.1 Waiver of Notice. The Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

               11.2 Delay. No delay or omission on the Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

               11.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND,

ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        XII. EFFECTIVE DATE AND TERMINATION.

               12.1 Term. This Agreement shall become effective on the date hereof and shall continue in full force and effect until September 23, 2006 (the "Term"), unless sooner terminated as herein provided. The Borrower may terminate this Agreement at any time with ninety (90) days' prior written notice and upon payment in full of the Obligations.

               12.2 Termination. The termination of the Agreement shall not affect the Borrower's or the Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to the Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been paid or performed in full after the termination of this Agreement or the Borrower has furnished the Lender with an indemnification satisfactory to the Lenders with respect thereto. Accordingly, the Borrower, for itself and the other Borrower Parties, waives any rights which it may have under any Personal Property Security Legislation or under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and the Lender shall not be required to send such termination statements to the Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

        XIII. MISCELLANEOUS.

               13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California. Any judicial proceeding brought by or against the Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of California (unless otherwise specified in any Other Document), and, by execution and delivery of this Agreement, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Borrower at its address set forth in Section 13.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America or Canada, or, at the Lender's option, by service upon the Borrower. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction. The Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by the Borrower against the Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Santa Barbara, State of California.

               13.2 Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between the Borrower and the Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Borrower and the Lender. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. The Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

               13.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender, all future holders of the Obligations and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

               13.4 Application of Payments. The Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower Party makes a payment or the Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by the Lender.

               13.5 Indemnity. The Borrower shall indemnify the Lender, and each of its officers, directors, Affiliates, employees and agents, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not the Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

               13.6 Notice. Any notice or request hereunder may be given to the Borrower or to the Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

               (A) If to the Lender:   Fidelity National Financial, Inc.
                                       4050 Calle Real
                                       Santa Barbara, California 93110
                                       Attention:  Chief Financial Officer
                                       Telecopier: 805-696-7812

               (B) If to Borrower:     Fidelity National Information
                                       Solutions, Inc.
                                       4050 Calle Real
                                       Santa Barbara, California 93110
                                       Attention:  Chief Financial Officer
                                       Telecopier: 805-696-7499

               13.7 Survival. The obligations of Borrowers under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

               13.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

               13.9 Expenses. All costs and expenses including, without limitation, reasonable legal or attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by the Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on the Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to the Lender's transactions with any Borrower Party, or (e) in connection with any advice given to the Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

               13.10 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lender; therefore, the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

               13.11 Consequential Damages. Neither the Lender nor its agents or attorneys shall be liable to any Borrower Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

               13.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

               13.13 Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

               13.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

               13.15 Attachment. The security interest created hereby is intended to attach when this Agreement is executed by the Borrower and delivered to the Lender.



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

        Each of the parties has signed this Agreement as of the day and year first above written.

                             FIDELITY NATIONAL INFORMATION SOLUTIONS, INC., a Delaware corporation

                             By: /s/ Neil Johnson
                                 ---------------------------------------

                             Name: Neil Johnson
                                   -------------------------------------

                             Title: Executive Vice President and
                                    Chief Financial Officer
                                    ------------------------------------




                             FIDELITY NATIONAL FINANCIAL, INC.,
                             a Delaware corporation

                             By: /s/ Marlan Walker
                                 ---------------------------------------

                             Name: Marlan Walker
                                   -------------------------------------

                             Title: Executive Vice President
                                    ------------------------------------




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